LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	                    POWER OF ATTORNEY
        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Roberto Garcia Rodriguez, Carlos L. Rodriguez Ramos, Daniel Gonzalez-Ortiz, Manuel Rodriguez-Boissen, Jaime E. Santos, Erika Carrasquillo, Amanda Billoch and James Gavin all with power to act singly the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as a officer of Triple-S Management Corporation (the "Company"), Forms 3, 4 and
5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to,in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of theundersigned pursuant to this Power of Attorney shall be in such form and shallcontain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

        The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company,unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of February, 2017.


                                                Jose del Amo Mojica
                                         _________________________________
                                         Print Name


                                               /s/ Jose del Amo Mojica
                                         _________________________________
                                         Signature